Exhibit 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Andrew P. Gilbert
Michael E. Helmer

December 9, 2019

Immunomedics, Inc.

300 The American Road

Morris Plains, New Jersey 07950

Re:	Immunomedics, Inc., Registration Statement on Form S-3 (File No. 333-225550)

Ladies and Gentlemen:

We have acted as counsel to Immunomedics, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of 16,428,572 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to an automatic registration statement on Form S-3ASR (File No. 333-225550) (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “SEC”) on June 11, 2018, and the prospectus contained therein, as supplemented by the prospectus supplement dated December 4, 2019 (the “Prospectus Supplement”).

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus Supplement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended and restated, of the Company, as filed with the Secretary of State of the State of Delaware, the Bylaws, as amended and restated, of the Company, and the minutes of meetings of the stockholders and the Board of Directors of the Company, as provided to us by the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the base prospectus included in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)